Exhibit 99.1

EXTENDED STAY AMERICA, INC. ANNOUNCES PROPOSED PRIVATE OFFERING OF ADD-ON NOTES

CHARLOTTE, N.C. – March 11, 2016 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE:STAY) (the “Company”) announced today that its subsidiary, ESH Hospitality, Inc. (“ESH REIT”), intends to offer an additional $500 million aggregate principal amount of 5.25% Senior Notes due 2025 (the “Notes”), subject to market and other conditions, in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued under the same indenture as the 5.25% Senior Notes due 2025 issued by ESH REIT on May 15, 2015 (the “Initial Notes”). The Notes together with the Initial Notes will be treated as a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments, consents, redemptions and offers to purchase. ESH REIT intends to use the proceeds from this offering, together with cash on hand, to repay all amounts outstanding under its term loan and a portion of amounts outstanding under its existing mortgage loan, and to pay related fees and expenses.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by certain of ESH REIT’s subsidiaries.

The Notes will be offered and sold to qualified institutional buyers in the U.S. pursuant to Rule 144A and outside the U.S. pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ESH REIT also expects that when market conditions are conducive it will launch an effort to seek to refinance the remainder of its outstanding mortgage loan and certain other existing indebtedness, which may include pursuant to credit facilities, new notes, other sources of financing or a combination thereof. The consummation and actual terms of any refinancing transactions are subject to a number of factors, including market interest and other conditions, and there can be no guarantee that ESH REIT will consummate any refinancing transactions, including the Notes offering, on favorable terms or at all.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, the consummation of any debt refinancing transactions, including the Notes offering, potential changes in market conditions and debt repayment constitute forward-looking statements. For a description of factors that may cause the Company’s and ESH REIT’s actual results or performance to differ from those implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s and ESH REIT’s combined annual report on Form 10-K filed with the SEC on February 23, 2016, and other documents of the Company and ESH REIT on file with or furnished to the SEC. In particular, no assurance can be given that the consummation of any debt refinancing transactions, including the Notes offering, will occur on favorable terms or at all. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company and ESH REIT will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company and ESH REIT or their respective business or operations. Except as required by law, the Company and ESH REIT undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s and ESH REIT’s forward-looking statements.

Contacts

Investors:

Rob Ballew

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com